Exhibit 99.1

Cipher Mining Signs 168 MW, 10-Year AI Hosting Agreement with Fluidstack

Transaction Secures ~$3 Billion in Contracted Revenue over 10-Year Term

Expected Delivery of 168 MW of Critical IT Load by September of 2026

Google Backstops $1.4 Billion of Fluidstack’s Obligations and Receives ~5.4% Equity Stake in Cipher

Establishes Cipher, with its ~2.4 GW Pipeline, as a Major AI Data Center Developer

NEW YORK – September 25th, 2025 – Cipher Mining Inc. (NASDAQ:CIFR) (“Cipher” or the “Company”), a leading owner, developer and operator of industrial-scale data centers, today announces a 10-year high-performance computing (HPC) colocation agreement with Fluidstack, a premier AI cloud platform that builds and operates HPC clusters for some of the world’s largest companies.

Under the agreement, Cipher will deliver 168 MW of critical IT load, supported by a maximum of 244 MW of gross capacity, at its Barber Lake site in Colorado City, Texas. With its currently energized capacity, potential for 500 MW capacity expansion, and 587 acres of surrounding land, the site is well-suited to meet the needs of next-generation compute.

The agreement represents approximately $3 billion in contracted revenue over the initial 10-year term and includes two five-year extension options. If exercised, these extension options would bring the total contract revenue to approximately $7 billion.

In addition, Google will backstop $1.4 billion of Fluidstack’s lease obligations to support project-related debt financing and will receive warrants to acquire approximately 24 million shares of Cipher common stock, equating to an approximately 5.4% pro forma equity ownership stake, subject to adjustment and a potential cash settlement under certain circumstances. Cipher plans to retain 100% ownership of the project and access the capital markets as necessary to fund a portion of the project.

“We are thrilled to be working with Fluidstack to develop HPC data centers, and we look forward to welcoming Google as an investor in Cipher. This transformative transaction reinforces our HPC momentum as we continue to attract attention for our large and growing pipeline of sites,” said Tyler Page, Cipher’s CEO. “We believe this transaction represents the first of several in the HPC space as we continue to scale our capabilities and strengthen our position in this rapidly growing sector.”

"Fluidstack understands what it takes to deliver the compute this moment requires," said César Maklary, Co-Founder and President of Fluidstack. "Together with Cipher Mining, we're committed to accelerating the development of critical infrastructure on which frontier AI companies depend.”

An accompanying presentation regarding the Fluidstack transaction is available on the Company’s investor relations website at https://investors.ciphermining.com/.

Transaction Details

•	~$3.0 billion of contract value across the initial 10-year term

•	~$7.0 billion of contract value if two five-year extension options are exercised

•	Modified gross lease with annual escalators

•	Expected Site Net Operating Income (NOI) Margin of 80%-85%

•	Estimated project costs of $9-$11 million per MW of critical IT load

•	Google backstop of $1.4 billion of Fluidstack lease obligations in support of project-related debt

•	Google to receive warrants for ~5.4% pro forma equity ownership stake, subject to adjustment and potential cash settlement under certain circumstances

•	Excluding contracted MWs for Fluidstack, Cipher maintains a growing pipeline of ~2.4 GW being prioritized for HPC

Advisors

Morgan Stanley & Co. LLC acted as sole financial advisor to the Company. Davis Polk & Wardwell LLP acted as legal counsel to the Company. Cooley LLP acted as legal counsel to Fluidstack.

About Cipher

Cipher is focused on the development and operation of industrial-scale data centers for bitcoin mining and HPC hosting. Cipher aims to be a market leader in innovation, including in bitcoin mining growth, data center construction and as a hosting partner to the world's largest HPC companies. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as statements about the Company’s beliefs and expectations regarding its planned business model and strategy, its bitcoin mining and HPC data center development, timing and likelihood of success, capacity, functionality and operation of data centers, expectations regarding the operations of data centers, such as projected hashrate, potential strategic initiatives, such as joint ventures and partnerships, and management plans and objectives, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts it may make to modify aspects of its business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Cipher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025, Cipher’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 7, 2025, and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Website Disclosure

The company maintains a dedicated investor website at https://investors.ciphermining.com/ (“Investors’ Website”). Financial and other important information regarding the Company is routinely posted on and accessible through the Investors’ Website. Cipher uses its Investors’ Website as a distribution channel of material information about the Company, including through press releases, investor presentations, reports and notices of upcoming events. Cipher intends to utilize its Investors’ Website as a channel of distribution to reach public investors and as a means of disclosing material non-public information for complying with disclosure obligations under Regulation FD. In addition, you may sign up to automatically receive email alerts and other information about the Company by visiting the “Email Alerts” option under the Investor Resources section of Cipher’s Investors’ Website and submitting your email address.

Non-GAAP Financial Measures

This press release includes a supplemental financial measure for Net Operating Income (NOI) Margin, which the Company defines as follows: NOI Margin represents rental revenue less rental property operating expenses, property taxes and insurance expenses (as recorded in the Company’s consolidated statements of operations) divided by rental revenue. NOI Margin is commonly used by stockholders, the Company’s management and industry analysts as a measurement of operating performance of the Company’s rental portfolio. However, because NOI Margin excludes depreciation and amortization and captures neither the changes in the value of the Company’s data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of the Company’s data centers, all of which have real economic effect and could materially impact the Company’s consolidated results of operations, the utility of NOI Margin as a measure of the Company’s performance is limited. Other companies, including Real Estate Investment Trusts, may calculate NOI Margin differently than we do and, accordingly, our NOI Margin may not be comparable to these companies’ NOI Margin. This supplemental financial measure is not a measurement of financial performance under accounting principles generally accepted in the United States (“GAAP”) and, as a result, this supplemental financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate our business performance and to help make operating decisions. We believe the use of this non-GAAP financial measure can also facilitate comparison of our operating results to those of our competitors by excluding certain items that vary in our industry based on company policy.

Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from the non-GAAP financial measure, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers and directors. Similarly, we expect that depreciation and amortization will continue to be a recurring expense over the term of the useful life of the related assets. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our condensed consolidated financial statements included elsewhere in this press release, which have been prepared in accordance with GAAP. We rely primarily on such condensed consolidated financial statements to understand, manage and evaluate our business performance and use the non-GAAP financial measures only supplementally.

Contacts:

Investor Contact:

Courtney Knight

Head of Investor Relations at Cipher Mining

courtney.knight@ciphermining.com

Media Contact:

Ryan Dicovitsky

Dukas Linden Public Relations

CipherMining@DLPR.com